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                         BUFFETS, INC. AND SUBSIDIARIES

                 CALCULATION OF BASIC EARNINGS (LOSS) PER SHARE

                    (In thousands, except per share amounts)

                                         January 3,     January 1,  December 31,
                                          1996(1)         1997          1997
                                         ---------      ---------   -----------

Net earnings (loss) ...............       $ 32,907       $ (7,203)       $28,598
                                          ========       ========        =======

Weighted average common
  shares outstanding ..............         44,604         45,068         45,257
                                          ========       ========        =======

Net earnings (loss)
  per share .......................       $    .74       $   (.16)       $   .63
                                          ========       ========        =======



                CALCULATION OF DILUTED EARNINGS (LOSS) PER SHARE

                    (In thousands, except per share amounts)

                                         January 3,     January 1,  December 31,
                                          1996(1)         1997          1997
                                         ---------      ---------   -----------

Net earnings (loss) .................      $ 32,907      $ (7,203)      $ 28,598

Interest on convertible
 subordinated notes
 (after tax) ........................           138                        1,786
                                           --------      --------       --------

Income (loss) available to
 common shareholders and
 assumed conversion .................      $ 33,045      $ (7,203)      $ 30,384
                                           ========      ========       ========

Weighted average common
 shares outstanding .................        44,604        45,068         45,257

Dilutive effect of:
 Convertible subordinated
 notes ..............................           274                        3,556

 Stock options ......................           700                          327
                                           --------      --------       --------

Common shares assuming
 dilution ...........................        45,578        45,068         49,140
                                           ========      ========       ========

Net earnings (loss)
 per share ..........................      $    .73      $   (.16)      $    .62
                                           ========      ========       ========

(1) The Company's fiscal year consisted of 53 weeks.

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